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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-88703 of Morgan Stanley 21st Century Trend
Fund, formerly Morgan Stanley Dean Witter 21st Century Trend Fund, on Form
N-1A of our report dated September 10, 2001, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
October 11, 2001